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                             CERTIFICATE OF INCORPORATION

                                          OF

                     POMEROY SELECT INTEGRATION SOLUTIONS, INC.


     FIRST: The name of the Corporation is Pomeroy Select Integration Solutions, Inc. (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL"), as the same exists or may hereafter be amended.

     FOURTH:  A.   The total number of shares of stock that the Corporation
shall have authority to issue is Fifty Million (50,000,000) of which (i) Thirty Million (30,000,000) shares shall be shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Fifteen Million (15,000,000) shares shall be shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the "Common Stock"), and (ii) Five Million (5,000,000) shares shall be shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

     B. PREFERRED STOCK. The Board of Directors is hereby authorized to provide for, by resolution or resolutions, the issuance of all or any shares of the Preferred Stock in one or more series, and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of all shares of any such series to the fullest extent as may now or hereafter be permitted by the GCL. Without limiting the generality of the foregoing, as to each such series of preferred stock, the Board of Directors is authorized to fix or to alter the dividend rights, dividend rate, conversion rights, exchange rights, voting rights (which may be full, limited or none), rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences, rights to subscribe for or purchase any securities of the Corporation or any other corporation, and the number of shares constituting such series, or any or all of them, all as shall be determined from time to time by the Board of Directors and as shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock. The Board of Directors may increase or decrease the number of shares in any such series after the issuance of shares of that series, but not below the number of shares of such series then outstanding. If the number of shares of any such series is so decreased, the

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shares constituting such decrease, and any shares of Preferred Stock acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise, shall resume the status of authorized but unissued unless otherwise provided by resolution of the Board of Directors.

     C. COMMON STOCK. The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock of the Corporation:

          (1) Except as otherwise set forth below in this Article FOURTH, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in al! respects.

          (2) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed on each share shall be equal in number on a per share basis. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

          (3) (a) At every meeting of the stockholders of the Corporation every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to five votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders. Except as may be otherwise required by law or by this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class and their votes shall be counted and totaled together, subject to any voting rights which may be granted

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to holders of Preferred Stock, on all matters to a vote of stockholders of the Corporation. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, holders of Class A Common Stock shall not be eligible to vote on any alteration or change in the powers, preferences, or special rights of the Class B Common Stock that would not adversely affect the rights of the Class A Common Stock; provided that, for the foregoing purposes, any provision for the voluntary, mandatory or other conversion or exchange of the Class B Common Stock into or for Class A Common Stock on a one for one basis shall be deemed not to adversely affect the rights of the Class A Common Stock.

               (b) Except as otherwise provided by law, and subject to any rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class (except as otherwise provided in paragraph (C)(3)(a) above); provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided.
To the fullest extent permitted by law, any increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.

               (c) Every reference in this Certificate of Incorporation to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock are entitled.

               (d) At any meeting of stockholders, the presence in person or by proxy of the holders of shares entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of stock of the Corporation entitled to vote on every matter that is to be voted on at such meeting shall constitute a quorum.

          (4) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of

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the Corporation shall be distributed pro rata to the holders of Class A
Common Stock and the holders of Class B Common Stock, based on the number of shares held and not the number of votes per share. For purposes of this paragraph (C)(4), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          (5) In case of any reorganization or any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock. In the event that the holders of Class A Common Stock (or of Class B Common Stock) are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of Class A Common Stock and holders of Class B Common Stock are granted substantially identical election rights.

          (6) (a) Prior to the date on which shares of Class B Common Stock are transferred to stockholders of Pomeroy Computer Resources, Inc. ("PCR") in a Tax-Free Spin-Off or any other Distribution (each as defined in paragraph (C)(6)(b) below), each record holder of shares of Class B Common Stock may convert any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates for such shares, accompanied by any payment required for documentary, stamp or similar issue or transfer taxes and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock including for the purpose of the sale or other disposition of such shares of Class A Common Stock, and requesting that the Corporation issue all of such shares of Class A Common Stock to persons named therein, setting forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off or any other Distribution, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock at the option of the record holder of shares of Class B Common Stock, but shall be automatically converted into

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shares of Class A Common Stock in accordance with the provisions of paragraph
(C)(6)(b) below.

               (b) Each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by (i) PCR, or any subsidiary of PCR, or (ii) as set forth below in this paragraph
(C)(6)(b), a Class B Transferee (as hereinafter defined) or any subsidiary of a Class B Transferee, or (iii) a PCR stockholder or a Class B Transferee stockholder who received such shares of Class B Common Stock directly from PCR or a Class B Transferee, as the case may be, pursuant to a distribution by PCR or such Class B Transferee of shares of Class B Common Stock pro rata to all stockholders of record of PCR or such Class B Transferee (a "Distribution"). Shares of Class B Common Stock shall not convert into shares of Class A Common Stock in any transfer effected in connection with the Distribution of Class B Common Stock to stockholders of PCR or to stockholders of a Class B Transferee. Except as otherwise set forth herein, any other sale or transfer of Class B Common Stock shall be deemed to be a "Converting Trade" regardless of the identity of the beneficial owner of such shares. Upon a Converting Trade, the shares of Class B Common Stock shall automatically convert to a like number of shares of Class A Common Stock.
For purposes of this paragraph (C)(6), any distribution of the shares of Class B Common Stock intended to qualify as a tax-free distribution under
Section 355 of the Internal Revenue Code of 1986, as amended, (the "Code"), or any successor provision shall be defined herein as a "Tax-Free Spin-Off". A Tax-Free Spin-Off or any other Distribution shall be deemed to have occurred at the time shares are first transferred to stockholders of PCR or to stockholders of a Class B Transferee, as the case may be, following receipt of an affidavit described in clauses (vi) or (vii) of the first sentence of paragraph (C)(6)(d) below. For purposes of this paragraph
(C)(6), the term "beneficially owned" with respect to shares of Class B Common Stock means ownership by a person or entity who directly or indirectly through any contract, arrangement, understanding, relationship or otherwise controls the voting power (which includes the power to vote or to direct the voting) of such Class B Common Stock and the term "subsidiary" means as to any person or entity, all corporations, partnerships, joint ventures, associations and other entities in which such person or entity beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. Prior to a Tax-Free Spin-Off or any other Distribution, shares of Class B Common Stock representing more than a fifty percent (50%) economic interest in the then outstanding Common Stock taken as a whole transferred by PCR or any of its subsidiaries in a single transaction to one unrelated person (together with its successors a "Class B Transferee") or any subsidiary of a Class B Transferee shall not automatically convert to Class A Common Stock upon the transfer of any such shares. Any shares of Class B Common Stock retained by PCR or any of its subsidiaries following any such transfers of shares of Class B Common Stock to the Class B Transferee shall automatically convert into shares of Class A Common Stock upon such transfer. For purposes of this paragraph (C)(6), each reference to a "person" shall be

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deemed to include not only a natural person, but also a corporation, partnership, joint venture, association, or legal entity of any kind; each reference to a "natural person" (or to a "record holder" of shares, if a natural person) shall be deemed to include in his or her representative capacity, a guardian, committee, executor, administrator or other legal representative of such natural person or record holder.

     Except with respect to Article TENTH hereof, for purposes of this Certificate of Incorporation:

     1. PCR shall mean Pomeroy Computer Resources, Inc., a Delaware corporation, and all its successors by way of merger, consolidation or sale of all or substantially all of its assets (where such assets include the shares of Class B Common Stock of the Corporation).

     Each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock if at any time prior to a Tax-Free Spin-Off or any other Distribution, the number of outstanding shares of Class B Common Stock owned by PCR or any of its subsidiaries in the aggregate or a Class B Transferee or any of its subsidiaries in the aggregate, as the case may be, is less than fifty percent (50%) of the aggregate number of shares of Common Stock then outstanding.

     The Corporation will provide notice of any automatic conversion of all outstanding shares of Class B Common Stock to holders of record of the Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

          (i)     the automatic conversion date;

          (ii) that all outstanding shares of Class B Common Stock are automatically converted;

          (iii) the place or places where certificates for such shares may be surrendered in exchange for certificates representing Class A Common Stock; and

          (iv) that no dividends will be declared on the shares of Class B Common Stock converted after such conversion date.

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     Immediately upon such conversion, the rights of the holders of shares of
Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to paragraph
(C)(6)(g) below.

               (c) Prior to a Tax-Free Spin-Off or any other Distribution, holders of shares of Class B Common Stock may (i) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer which meets the qualifications of paragraph
(C)(6)(d) below, and under no other circumstances, or (ii) convert any or all of such shares into shares of Class A Common Stock, including for the purpose of effecting the sale or disposition of such shares of Class A Common Stock to any person as provided in paragraph (C)(6)(a) above. Prior to a Tax-Free Spin-Off or any other Distribution, no one other than those persons in whose names shares of Class B Common Stock become registered on the original stock ledger of the Corporation by reason of their record ownership of shares of common stock of the Corporation which are reclassified into shares of Class B Common Stock, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in paragraph (C)(6)(d) below, shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class B Common Stock.

               (d) Prior to a Tax-Free Spin-Off or any other Distribution, shares of Class B Common Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

                    (i) an affidavit from PCR stating that such certificate is being presented to effect a transfer by PCR of such shares to a subsidiary of PCR; or

                    (ii) an affidavit from PCR stating that such certificate is being presented to effect a

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               transfer by any subsidiary of PCR of such shares to PCR or another subsidiary of PCR; or

                    (iii) an affidavit from PCR stating that such certificate is being presented to effect a transfer by PCR or any of its subsidiaries of such shares to a Class B Transferee or a subsidiary of a Class B Transferee as contemplated by paragraph (C)(6)(b); or

                    (iv) an affidavit from a Class B Transferee stating that such certificate is being presented to effect the transfer by a Class B Transferee of such shares to a subsidiary of a Class B Transferee; or

                    (v) an affidavit from a Class B Transferee stating that such certificate is being presented to effect the transfer by any subsidiary of a Class B Transferee of such shares to a Class B Transferee or to another subsidiary of a Class B Transferee; or

                    (vi) an affidavit from PCR stating that such certificate is being presented to effect a transfer by PCR of such shares to the stockholders of PCR in connection with a Tax-Free Spin- Off or any other Distribution; or

                    (vii) an affidavit from a Class B Transferee stating that such certificate is being presented to effect a transfer by a Class B Transferee of such shares to the stockholders of a Class B Transferee in connection with a Tax-Free Spin-Off or any other Distribution.

     Each affidavit of a record holder furnished pursuant to this paragraph
(C)(6)(d) shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, where such record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.

     If a record holder of shares of Class B Common Stock shall deliver a certificate for such shares, endorsed by him or her for transfer or accompanied by an instrument of transfer signed by him or her, to a person who receives such shares in connection with a transfer which does not meet the qualifications set forth in this paragraph (C)(6)(d), then such person or any successive transferee of such certificate may treat such endorsement or instrument as authorizing him or her on behalf of such record holder to convert such shares in the manner above provided for the purpose of the transfer to himself or herself

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of the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Common Stock accordingly.

     If such shares of Class B Common Stock shall improperly have been registered in the name of a person not meeting the qualifications set forth in this paragraph (C)(6)(d)(or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such person or transferee shall surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (A) such person or transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such person or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (B) the shares of Class B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such person or transferee of the shares of Class A Common Stock issuable upon conversion, and (C) the appropriate entries shall be made on the books of the Corporation to reflect such action.

     In the event that the Board of Directors of the Corporation (or any committee of the Board of Directors, or any officer of the Corporation designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of paragraph (C)(6), or shall determine that a person is enjoying for his or her own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. An unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions.

               (e) Prior to the occurrence of a Tax-Free Spin-Off or any other Distribution, every certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

     "The shares of Class B Common Stock represented by this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in paragraph (C)(6)(d) of Article FOURTH of the Certificate of Incorporation of this corporation and no person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by paragraph (C)(6)(d) of said Article FOURTH is entitled to own or to be registered as the record holder of such shares of Class B Common Stock, but the record holder of this certificate may at such time and in the manner set forth in said Article FOURTH of the Certificate of

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     Incorporation convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock for purposes of effecting the sale or other disposition of such shares of Class A Common Stock to any person. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

     Upon and after the transfer of shares in a Tax-Free Spin-Off or any other Distribution, shares of Class B Common Stock shall no longer bear the legend set forth in this paragraph (C)(6)(e).

     Notwithstanding the foregoing, following a Tax-Free Spin-Off or any other Distribution, but prior to a Converting Trade, every certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

     "The shares of Class B Common Stock represented by this certificate automatically convert to a like number of shares of Class A Common Stock on a distribution or other transfer thereof constituting a Converting Trade as defined in paragraph (C)(6)(b) of Article FOURTH of the Certificate of Incorporation of this Corporation."

               (f) The outstanding shares of Class B Common Stock converted into Class A Common Stock shall be converted without any further action by the holders of such shares and it shall occur whether or not the certificates representing such shares are surrendered to the Corporation; provided, however, the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issued upon such conversion unless certificates evidencing the shares of Class B Common Stock so converted are either delivered to the Corporation, as hereinafter provided, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation and the transfer agent from any loss incurred by them in connection therewith. Upon the conversion of the shares of Class B Common Stock, the holder of such shares shall surrender the certificates representing such shares at the offices of the Corporation (or at such other office or offices, if any, as the Board of Directors of the Corporation may designate). Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Class A Common Stock in which such shares of Class B Common Stock were converted and a certificate or certificates for any remaining shares of Class B Common Stock not so converted.

               (g) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this paragraph (C)(6), any dividend, for which the record date or payment date shall be subsequent to such conversion, which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

               (h) The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this paragraph
(C)(6), or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly. Except for issuances of Class B Common Stock to Class B common stockholders pursuant to ARTICLE FOURTH (C)(2) hereof, there shall be no issuances or sales of Class B Common Stock by the Corporation.

     The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

               (i) In connection with any transfer or conversion of any stock of the Corporation pursuant to or as permitted by the provisions of this paragraph (C)(6), or in connection with the making of any determination referred to in this paragraph (C)(6):

                    (i) the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in paragraph (C)(6)(g) above should be made, in either of which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation; and

                    (ii) neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.

               (j) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to this paragraph (C)(6), and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (k) All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as otherwise expressly provided in this Certificate of Incorporation, in a Certificate of Designation with respect to any Preferred Stock or as otherwise expressly required by the law of the State of Delaware.

               (l) No stockholder shall be entitled to exercise any right of cumulative voting.

     FIFTH:  COMPUTATION; USE OF TERMS.

          (a) In determining the number or the record holders of outstanding shares of any class of stock of the Corporation for the purpose of computing or determining the method of computing the vote or determining the right to vote at any meeting of stockholders or of a class of stockholders, the original stock ledger of the Corporation as at the close of business on the record date fixed for such meeting or, if the stock transfer books of the Corporation shall have been closed for a period immediately preceding the date of such meeting, then as at the close of business on the date as of which such stock transfer books were so closed, shall be conclusive for all purposes, and in determining the number or the record holders of outstanding shares of any class of stock of the Corporation for any other purpose, the original stock ledger of the Corporation as at the close of business on the date as of which the determination is being made, shall be conclusive for all purposes; all notwithstanding any other provision of this Certificate of Incorporation.

          (b) Wherever a term shall be used in the singular in this Certificate of Incorporation, it shall be deemed in all appropriate circumstances to include also the plural, and wherever a term shall be so used in the plural, it shall similarly be deemed to include also the singular.

     SIXTH: INCORPORATOR. The name and mailing address of the sole incorporator is James H. Smith III, 312 Walnut Street, Suite 2300, Cincinnati, Ohio 45202-4091.

     SEVENTH:     DURATION.   The Corporation is to have perpetual existence.

     EIGHTH:      POWERS OF THE BOARD OF DIRECTORS.

          (a) In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter or repeal the By-laws of the Corporation; to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish the same in the manner in which it was created, and to fix and determine and to vary the amount of the working capital of the Corporation; to determine the use and disposition of the working capital and of any surplus or net profits over and above the capital of the Corporation determined as provided by law, and to fix the times for the declaration and payment of dividends; to authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of the Corporation; and to fix and determine the fees and other compensation to be paid by the Corporation to its directors;

          To determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors;

          To make donations for the public welfare or for charitable, scientific or educational purposes; and to cause the Corporation to cooperate with other corporations or with natural persons, or to act alone, in the creation and maintenance of community funds or charitable, scientific, or educational instrumentalities, and to make donations for the public welfare or for charitable, scientific, or educational purposes; and

          To designate, by resolution passed by a majority of the entire Board of Directors, one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

     As used in this Certificate of Incorporation, the term entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

          (b) The Corporation may in its By-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the laws of the State of Delaware.

     NINTH:  BOARD OF DIRECTORS - NUMBER AND VACANCIES.

          (a) The names and addresses of the four persons constituting the initial Board of Directors are:

               David B. Pomeroy II
               1020 Petersburg Road
               Hebron, Kentucky   41048

               Stephen E. Pomeroy
               1020 Petersburg Road
               Hebron, Kentucky  41048

               Kenneth E. Waters
               4644 East Indian Bend Road
               Paradise Valley, Arizona  85253

               Gerald L. Von Deylen
               9140 Indian Ridge
               Cincinnati, Ohio  45243

          (b) Subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be not more than nine (9) nor less than three (3), with the exact number to be fixed from time to time as provided in the By-laws of the Corporation.

          (c) Subject to any rights of holders of Preferred Stock, and unless the Corporation's Board of Directors otherwise determines, any vacancy occurring in the Board of Directors caused by death, resignation, increase in number of directors or otherwise may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director. Except as otherwise provided by law, any such vacancy may not be filled by the stockholders of the Corporation.

          (d) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the total voting power of all classes of outstanding capital stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article NINTH.

     TENTH:  CONDUCT OF CERTAIN AFFAIRS OF THE CORPORATION.

          (a) In anticipation that the Corporation will cease to be an indirect, wholly-owned subsidiary of PCR, but that PCR will remain a substantial stockholder of the Corporation, and in anticipation that the Corporation and PCR may engage in the same or similar activities and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with PCR (including possible service of officers and directors of PCR as officers and directors of the Corporation), the provisions of this Article Tenth are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve PCR and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

          (b) Except as may otherwise be agreed to in writing by PCR and the Corporation, or as may otherwise be required by law, whether statutory, common law or otherwise, PCR shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and neither PCR nor any officer or director thereof (except as provided in paragraph (c) below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of PCR. In the event that PCR acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both PCR and the Corporation, PCR shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that PCR pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

          (c) Except as may otherwise be agreed to in writing by PCR and the Corporation, or as may otherwise be required by law, whether statutory, common law or otherwise, in the event that a director or officer of the Corporation who is also a director or officer of PCR acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and PCR, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

               (i) A corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of PCR, shall belong to the Corporation;

               (ii) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of PCR shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to PCR; and

               (iii) a corporate opportunity offered to any person who is an officer of both the Corporation and PCR shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer of the Corporation, and otherwise shall belong to PCR.

          (d) Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Tenth.

          (e)  For purposes of this Article Tenth only:

               (1) A director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an officer of the Corporation under the By-laws of the Corporation), unless such person is a full-time employee of the Corporation; and

               (2) (A) The term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests, and (B) the term "PCR" shall mean PCR and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (A) of this paragraph (e)(2)) in which PCR beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

          (f) Notwithstanding anything in this Certificate of Incorporation to the contrary, (i) the foregoing provisions of this Article Tenth shall expire on the date that PCR ceases to own beneficially Common Stock representing at least 20% of the total voting power of all classes of outstanding Common Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of PCR; and (ii) in addition to any vote of the stockholders required by this Certificate of Incorporation, until the time that PCR ceases to own beneficially Common Stock representing at least 20% of the total voting power of all classes of outstanding Common Stock of the Corporation, the affirmative vote of the holders of more than 80% of the total voting power of all classes of outstanding Common Stock of the Corporation shall be required to alter, amend or repeal in a manner adverse to the interests of PCR, or adopt any provision adverse to the interests of PCR and inconsistent with, any provision of this Article Tenth. Neither the alteration, amendment or repeal of this Article Tenth nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Tenth shall eliminate or reduce the effect of this Article Tenth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Tenth, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

     ELEVENTH:  MEETINGS.

          (a) If the By-laws so provide, the stockholders and the directors may hold their meetings, and the Corporation may have one or more offices, either inside or outside of the State of Delaware. The books and records of the Corporation (subject to the provisions of the laws of the State of Delaware) may be kept either inside or outside of the State of Delaware at such places as from time to time may be determined by the Board of Directors.

          (b) Any corporate action required to be taken at any annual or special meeting of stockholders of the Corporation, or any corporate action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the corporate action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware (either by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that on and after the date on which neither PCR nor the Class B Transferee continues to beneficially own 50% or more of the total voting power of all classes of outstanding Common Stock, any corporate action required to be taken at any annual or special meeting of the stockholders, or any corporate action which may be taken at any annual or special meeting of the stockholders, may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent of the stockholders in lieu of such meeting.

     So long as stockholders are entitled to consent to corporate action in writing without a meeting in accordance with this paragraph (b), every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this paragraph
(b).

          (c) Unless otherwise prescribed by law or this Certificate of Incorporation, special meetings of stockholders may be held at any time on call of the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or, at the request in writing of a majority of the Board of Directors, any officer.

          (d) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the total voting power of all classes of outstanding capital stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article Eleventh.

     TWELFTH:  LIMITATION ON LIABILITY OF DIRECTORS.

          (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

               (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,

               (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

               (iii)  under Section 174 of the GCL or

               (iv) for any transaction from which the director derived an improper personal benefit.

          (b) If the GCL is amended after approval by the stockholders of this Article Twelfth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

          (c) Any repeal or modification of this Article Twelfth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     THIRTEENTH:  INDEMNIFICATION AND INSURANCE.

          (a) Each officer or director of the Corporation who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorney's fees, amounts paid or to be paid In settlement and excise taxes or penalties imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to paragraph (b) of this Article Thirteenth) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (a) of Article Thirteenth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph (a) of Article Thirteenth or otherwise.

          (b) If a claim which the Corporation is obligated to pay under paragraph (a) of this Article Thirteenth not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) The provisions of this Article Thirteenth shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Article Thirteenth should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

          (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Thirteenth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterred directors or otherwise.

          (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

          (f) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

     FOURTEENTH:  BY-LAWS AMENDMENTS.      The By-laws of the Corporation
may be altered, amended or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of such alteration, amendment or repeal be contained in the notice of such meeting of the Board of Directors or stockholders (subject, in the case of meetings of stockholders, to the provisions of Article II of the By-laws), as the case may be. All such amendments must be approved by the affirmative vote of the holders of at least 66-2/3% of the total voting power of all classes of outstanding capital stock, voting together as a single class (if effected by action of the stockholders), or by the affirmative vote of directors constituting not less than a majority of the entire Board of Directors (if effected by action of the Board of Directors).

     FIFTEENTH:   AMENDMENTS.    The Corporation reserves the right to amend,
alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation. Provided, however, the affirmative vote of the holders of at least 66-2/3% of the total voting power of all classes of outstanding capital stock, voting together as a single class, shall be required to amend or repeal this Certificate of Incorporation and By-Laws provisions with respect to stockholder action by written consent, stockholder right to call special meetings, advance notice procedures and board classification and removal provisions.

     IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinabove named, does hereby execute this Certificate of Incorporation this ____ day of _________, 1998.


                              By: ________________________________
                                   James H. Smith III
                                   Sole Incorporator

                            CERTIFICATE OF AMENDMENT TO

                          CERTIFICATE OF INCORPORATION OF

                     POMEROY SELECT INTEGRATION SOLUTIONS, INC.

     POMEROY SELECT INTEGRATION SOLUTIONS, INC., a Delaware corporation (the "Corporation") does hereby certify that pursuant to the authority conferred upon the voting stockholders and the Board of Directors of the Corporation, the Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on December 14, 1998 is hereby amended as follows:

     FIRST:    Subparagraph (3)(a) of Paragraph C of the Fourth Article of the
Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

               (3) (a) At every meeting of the stockholders of the Corporation every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to ten votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders.
     Except as may be otherwise required by law or by this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class and their votes shall be counted and totaled together, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters to a vote of stockholders of the Corporation. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, holders of Class A Common Stock shall not be eligible to vote on any alteration or change in the powers, preferences, or special rights of the Class B Common Stock that would not adversely affect the rights of the Class A Common Stock; provided that, of the foregoing purposes, any provision for the voluntary, mandatory or other conversion or exchange of the Class B Common Stock into or for Class A Common Stock on a one for one basis shall be deemed not to adversely affect the rights of the Class A Common Stock.

     SECOND: Article Fifteenth of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

          FIFTEENTH:     AMENDMENTS.    The Corporation reserves the right to
     amend, alter, change or repeal any provision contained in this

     Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation. Provided, however, the affirmative vote of the holders of at least 66-2/3% of the total voting power of all classes of outstanding capital stock, voting together as a single class, shall be required to amend or repeal this Certificate of Incorporation and By-Laws provisions with respect to stockholder action by written consent, stockholder right to call special meetings, advance notice procedures and board classification, removal provisions and provisions relating to limitation of liability of Directors in Article Twelfth herein. Any amendment, alteration, change or repeal of any provision contained in this Certificate of Incorporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, alteration, change or repeal.

     IN WITNESS WHEREOF, POMEROY SELECT INTEGRATION SOLUTIONS, INC. has caused this Certificate of Amendment to be signed by the duly authorized officer as set forth below on this 14th day of January, 1999.


                              POMEROY SELECT INTEGRATION SOLUTIONS, INC.



                              By:  /s/ Stephen E. Pomeroy
                                   ----------------------------------------
                                   Stephen E. Pomeroy - President



                                       -2-